UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): December 28, 2006



                             HOME DIRECTOR, INC
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   0-12284                   52-2143430
          --------                   ---------                   ----------
(State or other jurisdiction      (Commission File Number)     (IRS Employer
      of incorporation)                                      Identification No.)


 1475 South Bascom Avenue, Suite 210, Campbell, California           94105
 -------------------------------------------------------------       -----
           (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code (408) 559-3100
                                                           --------------

                                 Not Applicable
            --------------------------------------------------------
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

     On December 28, 2006, Home Director, Inc. (the "Company") acquired substantially all the assets and assumed certain liabilities of Destiny Networks, Inc. ("Destiny") pursuant to the terms of an Asset Purchase Agreement, dated December 28, 2006, among the Company, Destiny and Brent Bilger (the "Transaction.")

     The Company filed its initial report on Form 8-K on January 5, 2007 reporting the Transaction. The purpose of this Amendment to the Current Report on Form 8-K filed on January 5, 2007 is to include financial information for Destiny not available at the time of the original filing.

Item 9.01.  Financial Statements and Exhibits

     (a) Financial statements of businesses acquired.

     Destiny's audited balance sheets as of December 31, 2005 and 2006, audited statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 2006, the accompanying notes and the report of Bedinger & Company are attached hereto as Exhibit 99.1 and incorporated herein by reference.

     (d)  Exhibits.

     23.1 Consent of Bedinger & Company

     99.1 Destiny Networks, Inc. audited balance sheets as of December 31, 2005 and 2006, audited consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 2006, the accompanying notes and the report of Bedinger & Company



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  April 2, 2007                                 HOME DIRECTOR, INC


                                                    By: /s/ Daryl Stemm
                                                        -----------------------
                                                        Daryl Stemm
                                                        Chief Financial Officer

                                  Exhibit Index


Exhibit No.    Description

23.1           Consent of Bedinger & Company

99.1 Destiny Networks, Inc. audited balance sheets as of December 31, 2005 and 2006, audited consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 2006, the accompanying notes and the report of Bedinger & Company

                                                                    Exhibit 23.1

                                                   Consent of Bedinger & Company





Bedinger & Company
1200 Concord Avenue, Suite 250
Concord, California 94520


March 13, 2007



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to use in this amended Form 8-KA of our report dated March 7, 2007, relating to the report on audit of financial statements of Destiny Networks, Inc. for the years ended December 31, 2006 and 2005.


                                                  /s/ Bedinger & Company
                                                  ----------------------
                                                  Bedinger & Company
                                                  Certified Public Accountants

                                                                    Exhibit 99.1




                            DESTINY NETWORKS, INC.

                              FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 2006 AND 2005

                            DESTINY NETWORKS, INC.

                 YEARS ENDED DECEMBER 31, 2006 AND 2005



                                    CONTENTS



                                                                       Page


Independent Auditors' Report                                            F-1


Financial Statements:

  Balance Sheets                                                        F-2

  Statements of Operations                                              F-3

  Statements of Stockholders' Deficit                                   F-4

  Statements of Cash Flows                                              F-5

  Notes to Financial Statements                                  F-6 - F-15

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





Board of Directors
Destiny Networks, Inc.

We have audited the accompanying balance sheet of Destiny Networks, Inc. (the "Company"), as of December 31, 2006 and 2005, and the related statements of operations, stockholders' equity (deficit), (loss), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of Destiny Networks, Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2006 and December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                    /s/ Bedinger & Company
                                                    ----------------------
                                                    Bedinger & Company
                                                    Certified Public Accountants
                                                    Concord, California
                                                    March 7, 2007


                             DESTINY NETWORKS, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 2006 AND 2005


                                     ASSETS
                                                                Dec. 31,        Dec. 31,
                                                                  2006            2005
                                                              ------------    ------------

Current assets:
 Cash and cash equivalents                                    $      2,183    $     13,344
 Accounts receivable, net (Note 3)                                  25,119         138,152
 Inventory, net (Note 4)                                            53,576          48,041
 Security deposits                                                      --          19,964
                                                              ------------    ------------
     Total current assets                                           80,878         219,501

Property and equipment, net (Note 5)                                47,526          89,933
                                                              ------------    ------------
     TOTAL ASSETS                                             $    128,404    $    309,434
                                                              ============    ============


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
 Accounts payable
  and other accrued expenses (Note 6)                         $     50,187    $    140,442
 Warranty liability                                                 17,706              --
 Due to stockholders (Note 7)                                   11,889,138      10,108,979
                                                              ------------    ------------
     Total current liabilities                                  11,957,031      10,249,421
                                                              ------------    ------------
Commitments (Note 8)                                                    --              --

Stockholders' deficit:
 Common stock, no par value, authorized 20,000,000
  shares; issued and outstanding 6,915,777 shares                      682             682
 Preferred stock, no par value, authorized 10,000,000
  shares; issued and outstanding 1,407,261 shares                1,407,441       1,407,441
 Accumulated deficit                                           (13,236,750)    (11,348,110)
                                                              ------------    ------------

     Total stockholders' deficit                               (11,828,627)     (9,939,987)
                                                              ------------    ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT              $    128,404    $    309,434
                                                              ============    ============


The accompanying notes are an integral part of these financial statements.

                             DESTINY NETWORKS, INC.

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                            Years Ended December 31,
                                                              2006           2005
                                                          -----------    -----------
Revenue, net                                              $   204,617    $   280,158
                                                          -----------    -----------

Cost of revenues                                              342,576        548,771
Research and development expenses                             554,824        821,011
Selling and marketing expenses                                710,551        501,417
General and Administrative expenses                           423,291        860,920
                                                          -----------    -----------

                                                            2,031,242      2,732,119
                                                          -----------    -----------

Operating(loss)                                            (1,826,625)    (2,451,961)
                                                          -----------    -----------

Other income and(expense):
  Interest expense (Note 7)                                  (664,658)      (570,232)
  Miscellaneous income                                        602,643             --
                                                          -----------    -----------

                                                              (62,015)      (570,232)
                                                          -----------    -----------

(Loss) before income taxes                                 (1,888,640)    (3,022,193)
Income tax expense (Note 10)                                       --             --
                                                          -----------    -----------

Net(loss)                                                 $(1,888,640)   $(3,022,193)
                                                          ===========    ===========

Net loss per common share - basic and diluted:


Weighted-average shares outstanding - basic and diluted     8,323,038      8,323,038
                                                          ===========    ===========

Net loss per share                                        $     (0.23)         (0.36)
                                                          ===========    ===========





   The accompanying notes are an integral part of these financial statements.



                            DESTINY NETWORKS, INC.

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                     YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                                            Total
                              Common Stock        Preferred Stock        Accumulated    Stockholders
                           Number of    Amount  Number of    Amount        deficit         Deficit
                            Shares                Shares
Balance, December 31,      6,915,777     $682   1,407,261  $1,407,441    $(8,325,917)   $(6,917,794)
2004
Net loss                         ---      ---         ---         ---     (3,022,193)    (3,022,193)
                           ---------    -----   ---------  ----------     -----------    -----------
Balance, December 31,      6,915,777     $682   1,407,261  $1,407,441   $(11,348,110)   $(9,939,987)
2005
Net loss                         ---      ---         ---         ---     (1,888,640)    (1,888,640)
                           ---------    -----   ---------  ----------     -----------    -----------
Balance, December 31,      6,915,777     $682   1,407,261  $1,407,441    $(13,236,750)  (11,828,627)
2006                       =========     ====   =========  ==========    ============   ============




   The accompanying notes are an integral part of these financial statements.

                             DESTINY NETWORKS, INC.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                          Years Ended December 31,
                                                            2006          2005
                                                        -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income/(loss)                                      $(1,888,640)   $(3,022,193)
 Adjustments to reconcile income/(loss) to net
  cash provided by/(used in) operating activities
    Depreciation and amortization                            41,871         47,056
    Loss on disposal of equipment                               536             --
    Change in allowance for doubtful accounts                71,175             --
    Change in reserve for excess & obsolete inventory       (43,207)           796
    Change in warranty liability                             17,706             --
 Changes in assets and liabilities:
  Accounts receivable                                        41,858        (75,174)
  Inventory                                                  37,672         11,955
  Prepaid expenses and other assets                          19,964             14
  Accounts payable and accrued expenses                     (90,252)        10,620
  Due to stockholders                                       822,159        780,231
                                                        -----------    -----------
Net cash (used in) operating activities                    (969,158)    (2,246,695)
                                                        -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                             --         (6,494)
                                                        -----------    -----------
Net cash (used in) investing activities                          --         (6,494)
                                                        -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from stockholder borrowings                       958,000    $ 2,197,000
 Cancellation of employee shares                                 (3)            --

                                                        -----------    -----------
Net cash provided by financing activities                   957,997      2,197,000
                                                        -----------    -----------

Net(decrease) in cash and cash equivalents                  (11,161)       (56,189)

Cash and cash equivalents, beginning
 of the period                                               13,344         69,533
                                                        -----------    -----------

Cash and cash equivalents at end of period              $     2,183    $    13,344
                                                        ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the year for:
  Taxes                                                 $       800    $       800
                                                        ===========    ===========

  Interest expense                                      $        --    $        --
                                                        ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                            DESTINY NETWORKS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2006 AND 2005


Note 1. Summary of Significant Accounting Policies:

          Nature of business:

          Destiny Networks, Inc. (the "Company" and "Destiny"), incorporated under the laws of the state of Delaware in April 2000, is a leading manufacturer of configurable home and theater controllers. With the Company's family of dedicated IP-based controllers, its configurable software application and its architecture of intelligent sensors, Destiny's products provide homeowner's a way to simplify their lives. Business is conducted primarily in the United States.

          Use of estimates:

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

          Revenue recognition:

          The Company's revenues consist primarily of sales of home and theater controller products. The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is reasonably assured. The Company accrues for sales returns and warranty costs based on its experience.

          Cash and cash equivalent:

          Cash and cash equivalent consist of cash held in bank demand deposits and highly liquid investments with remaining maturities of three months or less at the date of purchase.

          Inventories:

          Inventories consist of finished goods and components and are stated at the lower of cost or market. Cost is determined by the weighted average costing method.

          Fair Value of Financial Instruments:

          Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable and accrued liabilities approximate fair value because of their short maturities.

          Credit Risk, Significant Customers and Concentrations:

          Financial instruments that potentially subject the Company to credit risk consist principally of accounts receivable and cash investments. Receivables are unsecured. The Company provides an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable.

                            DESTINY NETWORKS, INC.

                     YEARS ENDED DECEMBER 31, 2006 AND 2005


Note 1.   Summary of Significant Accounting Policies (Continued):


          Property and equipment:

          Property and equipment are stated at cost less accumulated depreciation and amortization. Property and equipment are depreciated on a straight-line basis over the following estimated useful lives: computers, tooling and engineering equipment - four years; and, computer software - three years.

          Long-lived assets:

          Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may not be recovered. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

          Shipping and handling costs:

          The Company's policy is to classify shipping and handling costs as part of cost of goods sold in the statement of operations.

          Loss per common share:

          The Company follows Statement of Financial Accounting Standards No. 128 which requires the reporting of both basic and diluted earnings
          (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the "treasury stock" method and convertible securities using the "if-converted" method. The assumed exercise of options and warrants and assumed conversion of convertible securities have not been included in the calculation of diluted loss per share as the affect would be anti-dilutive.

          Income taxes:

          The Company accounts for income taxes in accordance with Financial Accounting Standards Statement No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year which the differences are expected to be settled or realized.

                             DESTINY NETWORKS, INC.

                     YEARS ENDED DECEMBER 31, 2006 AND 2005


Note 1.   Summary of Significant Accounting Policies (Continued):


          Provision for Bad debts:

          The Company routinely reviews accounts receivable for potential uncollectible accounts. Accounts are written off when considered uncollectible and a reserve for uncollectible accounts is provided for when accounts are not written off.

          Research and development:

          Expenses related to present and future products are expensed as incurred.

          Advertising costs:

          Advertising costs are expensed as incurred. Advertising and other promotional expenses were approximately $48,000 and $51,000 for the years ended December 31, 2006 and 2005, respectively.

          Stock Options and Warrants:

          The Company has adopted the provisions of SFAS N. 123R, "Share-based Payment." During the years ended December 31, 2006 and 2005, there were no options or warrants issued or outstanding.

          Recently Issued Accounting Standards:

          In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4". The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

          In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions, an amendment of FASB Statements No. 66 and 67 (SFAS 152)". The amendments made by Statement 152 amend FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and
          (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement

                             DESTINY NETWORKS, INC.

                     YEARS ENDED DECEMBER 31, 2006 AND 2005

Note 1.   Summary of Significant Accounting Policies (Continued):


          is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

          In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

          In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of

                             DESTINY NETWORKS, INC.

                     YEARS ENDED DECEMBER 31, 2006 AND 2005

Note 1.   Summary of Significant Accounting Policies (Continued):

          the first interim or annual reporting period that begins after June 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

          In December 2004 the FASB issued two FASB Staff Positions--FSP FAS 109-1, Application of SFAS Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

          In March 2005, the FASB issued Staff Accounting Bulletin No. 107 ("SAB 107") which provides additional guidance to the new stock option expensing provisions under SFAS 123(R). SAB 107 acknowledges that fair value estimates cannot predict actual future events and as long as the estimates are made in good faith, they will not be subsequently questioned no matter what the actual outcome. Historical volatility should be measured on an unweighted basis over a period equal to or longer than the expected option term or contractual term, depending on the option-pricing model that is used. Implied volatility is based on the market prices of a company's traded options or other financial instruments with option-like features, and is derived by entering the market price of the traded option into a closed-form model and solving for the volatility input. SAB 107 provides additional guidance for companies when estimating an option's expected term. In general, companies are not allowed to consider additional term reduction and the option term cannot be shorter than the vesting period. Companies are permitted to use historical stock option exercise experience to estimate expected term if it represents the best estimate for future exercise patterns. SAB 107 provides that companies should enhance MD&A disclosures related to equity compensation subsequent to adoption of Statement 123(R). SAB 107 provided that companies should provide all disclosures required by Statement 123 (R) in the first 10-Q filed after adoption of the new rules. The Company has evaluated the impact of the adoption of SAB 107 and does not believe the impact will be significant to the Company's financial statements.

                             DESTINY NETWORKS, INC.

                     YEARS ENDED DECEMBER 31, 2006 AND 2005

Note 1.   Summary of Significant Accounting Policies (Continued):

          In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154") which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements--An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by first quarter of fiscal 2007. The company is currently evaluating the effect that the adoption of SFAS 154 will have on its results of operations and financial condition and does not expect it to have a material impact.

          In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements." The standard provides guidance for using fair value to measure assets and liabilities. Under the standard, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, the standard establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the Statement to determine what impact, if any, it will have on the Company.

          In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)" ("SFAS 158"). This statement requires balance sheet recognition of the funded status, which is the difference between the fair value of plan assets and the benefit obligation, of pension and postretirement benefit plans as a net asset or liability, with an offsetting adjustment to the accumulated other comprehensive income in shareholders' equity. In addition, the measurement date, the date at which plan assets and the benefit obligation are measured, is required to be the company's fiscal year end. The Company currently is evaluating the Statement to determine what impact, if any, it will have on the Company.

Note 2.   Going Concern Issue:

          The Company has experienced continuous losses and working capital deficits. On December 31, 2006, substantially all of the Company's assets were acquired pursuant to an acquisition agreement (see Note 8, Subsequent Events). Although steps are being taken to increase revenues, any projected cash flows are uncertain because of the transition in management or potential inability of management to execute its plan. The Company is reviewing its business model, evaluating revenue pricing, product costs and personnel. Furthermore, the Company has started new research and development activity which may offset planned increases in revenues and reductions in operating expenses.

                             DESTINY NETWORKS, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2006 AND 2005


Note 3.   Accounts receivable:

          The accounts receivable balance of $25,119 and $138,152 as of December 31, 2006 and 2005, respectively, are reported net of an allowance for doubtful accounts of $71,175 and $-0-, respectively. A reserve for uncollectible accounts is accrued when accounts are considered uncollectible.

Note 4.   Inventory:

          Inventory is comprised of finished goods and components and stated at the lower of cost or market, as determined using the weighted-average method. The following table represents the major components of inventory at December 31, 2006 and 2005.

                                                             2006          2005
          Finished goods                              $    55,035       $30,045
          Components                                          ---        62,662
          Less: Allowance for obsolescence                 (1,459)      (44,666)
                                                      -----------       --------
                                                      $    53,576       $48,041
                                                      ===========       =======
Note 5.   Property and Equipment:

          Property and equipment consist of the following:


                                                         2006             2005
                                                       --------         --------
         Computers, tooling
          and engineering equipment                    $168,964         $201,370
         Computer software                               32,407           32,407
                                                       --------         --------

                                                        201,371          233,777
         Less: accumulated depreciation                 153,845          143,844
                                                       --------         --------

                                                       $ 47,526         $ 89,933
                                                       ========         ========

          There are no fixed assets under capitalized leases.

          Depreciation expense was approximately $42,000 and $47,000 for the years ended December 31, 2006 and 2005, respectively.

                             DESTINY NETWORKS, INC.

                     YEARS ENDED DECEMBER 31, 2006 AND 2005


Note 6.   Accounts payable and accrued expenses:

          Accounts payable at December 31, 2006 and 2005 consisted of the following:

                                             2006              2005
                                        ----------          --------
          Wages payable                    $50,187           $62,710
          Accrued vacation payable             ---            43,925
          Trade payables                       ---            33,807
                                        ----------          --------
                                           $50,187          $140,442
                                        ==========          ========



Note 7.   Related Party Transactions:

          In order to meet its working capital requirements, the Company routinely received advances from one of its officers and principle stockholders as well as deferring consulting fees and salaries owed to the same and another officer and principle stockholder of the Company (the "Principle Stockholders".) Amounts owed to stockholders consists of notes payable to Principle Stockholders, accrued interest thereon and deferred salary and marketing consulting fees payable to Principle Stockholders. Amounts owing to these Principle Stockholders are included in current liabilities on the balance sheet under the heading Due to Stockholders and are summarized in the table below as of December 31, 2006 and 2005, respectively:



             Description                December 31, 2006    December 31, 2005
             -----------                -----------------    -----------------
          Notes payable                     $9,229,964           $8,271,964
          Accrued interest                   1,971,758            1,307,099
          Deferred consulting fees             608,666              484,916
          Deferred salaries                     78,750               45,000
                                                ------               ------
          Total due to stockholders        $11,889,138          $10,108,979
                                           ===========          ===========

          Notes payable consist of $9,229,964 on notes payable to a stockholder that mature five years after the date of the advance. The note bears interest at 8% and accrued interest of $1,971,758 was recorded at December 31, 2006. Interest expense of $664,658 and $570,232 was accrued during the years ended December 31, 2006 and 2005, respectively. The notes payable are secured by substantially all of the Company's assets.

Note 8.   Commitments:

          The Company leased office space under a non-cancelable operating lease that expired in July 2006. In August 2006, the Company moved into and shared office space with Home Director (see Note 11, Subsequent Events.)

          Rental expense was approximately $53,000 and $71,000 for the years ended December 31, 2006 and 2005, respectively.

                             DESTINY NETWORKS, INC.

                     YEARS ENDED DECEMBER 31, 2006 AND 2005


Note 9.   Retirement Plan:

          The Company has a 401(k) plan which covers substantially all employees. Employees may elect to contribute up to 15% of eligible compensation during any plan year subject to IRS limits. Matching contributions to the plan are made at the discretion of the Board of Directors. For the years ended December 31, 2006 and 2005, the Company has not made any matching contributions to the 401(k) plan.


Note 10.  Income Taxes:

          For the years ended December 31, 2006 and 2005, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2006 and 2005, the Company had approximately $12,643,200 and $10,554,300, respectively, of accumulated federal net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2020.

          The components of the Company's deferred tax asset are as follows:

                                                      As of           As of
                                                    December 31    December 31
                                                       2006            2005
          Deferred tax assets:                     ------------   -------------
          Net operating loss carryforwards          $12,643,154   $  10,554,278
                                                   -----------    -------------
          Total deferred tax assets                 12,643,154       10,554,278
                                                    ==========    =============

          Net deferred tax assets before
            valuation allowance                     12,643,154       10,554,278
          Less: Valuation allowance                (12,643,154)     (10,554,278)
                                                   -----------    -------------
          Net deferred tax assets                       $0        $         -0-
                                                   ===========    =============



          For financial reporting purposes, the Company has incurred a loss since its inception. Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2006 and 2005.

          A reconciliation between the amounts of income tax benefit determined assuming an applicable U.S. and State statutory income tax rate of 40% to pre-tax loss is as follows:


                                                   Year Ended      Year Ended
                                                  December 31      December 31
                                                      2006             2005
                                                  ------------     -----------
          Federal and state statutory rate          $655,456       $ 1,593,200
          Change in valuation allowance on
            deferred tax assets                     ($655,456)     (1,593,200)
                                                  -----------      ----------
                                                       $0          $        0
                                                  ===========      ==========

                             DESTINY NETWORKS, INC.

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2006 AND 2005

Note 11.  Subsequent events:


          On December 28, 2006, Home Director, Inc. acquired substantially all the assets and assumed certain liabilities of the Company pursuant to the terms of an Asset Purchase Agreement, dated December 28, 2006, among Home Director, Destiny Networks and Brent Bilger, Executive Officer and Stockholder of Destiny Networks. For accounting purposes, the acquisition is determined to be January 1, 2007.

          The purchase price for the acquired Company assets was (a) 1,750,000 shares of Home Director common stock issuable upon completion of the acquisition; (b) $5,000,000 payable upon the achievement of certain milestones on or before December 31, 2007; (c) 1,500,000 shares of Home Director common stock issuable upon the achievement of certain milestones on or before December 31, 2007; and (d) 250,000 shares of Home Director common stock issuable upon the one year anniversary of completion of the acquisition, subject to withholding in satisfaction of any indemnity obligations arising under the Asset Purchase Agreement. The consideration payable pursuant to the Asset Purchase Agreement was determined through arms-length negotiations between the parties.


          Home Director has agreed to assume certain liabilities of the Company, including, but not limited to, certain accounts payable and obligations under assumed contracts.

          Mark Stiving, now the President of Home Director, is a director, executive officer and stockholder of the Company. Brent Bilger, now the Chief Marketing Officer of Home Director, is also a director, executive officer and stockholder of the Company.